Filed Pursuant To Rule 433

Registration No. 333-275079

January 23, 2024

X/Twitter Post:

Live Address: https://x.com/Grayscale/status/1749839700834308546?s=20

Text: New reporting provides a look at a bigger picture: inflows and outflows do not necessarily correlate 1:1, and investors of all types may have different investing strategies and goals.

For details and disclosures about $GBTC: https://etfs.grayscale.com/gbtc

https://www.coindesk.com/business/2024/01/22/ftx-sold-about-1b-of-grayscales-bitcoin-etf-explaining-much-of-outflow-sources/

Link: https://www.coindesk.com/business/2024/01/22/ftx-sold-about-1b-of-grayscales-bitcoin-etf-explaining-much-of-outflow-sources/

LinkedIn:

Live Address: https://linkedin.com/feed/update/urn:li:share:7155605403039330304

Text: New reporting provides a look at a bigger picture: inflows and outflows do not necessarily correlate 1:1, and investors of all types may have different investing strategies and goals.

For details and disclosures about GBTC, visit: https://etfs.grayscale.com/gbtc

https://www.coindesk.com/business/2024/01/22/ftx-sold-about-1b-of-grayscales-bitcoin-etf-explaining-much-of-outflow-sources/

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Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. Foreside Fund Services LLC is the Marketing Agent for the Trust. An investment in the Trust involves risks, including possible loss of principal. The Trust holds Bitcoin; however, an investment in the Trust is not a direct investment in Bitcoin. As a non-diversified and single industry fund, the value of the shares may fluctuate more than shares invested in a broader range of industries. Extreme volatility, regulatory changes, and exposure to digital asset exchanges may impact the value of Bitcoin, and consequently the value of the Trust.

Link: https://www.coindesk.com/business/2024/01/22/ftx-sold-about-1b-of-grayscales-bitcoin-etf-explaining-much-of-outflow-sources/

Facebook:

Live Address: https://www.facebook.com/1632920206924572/posts/883268360466889

Text: New reporting provides a look at a bigger picture: inflows and outflows do not necessarily correlate 1:1, and investors of all types may have different investing strategies and goals.

For details and disclosures about GBTC, visit: https://etfs.grayscale.com/gbtc

https://www.coindesk.com/business/2024/01/22/ftx-sold-about-1b-of-grayscales-bitcoin-etf-explaining-much-of-outflow-sources/

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Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. Foreside Fund Services LLC is the Marketing Agent for the Trust. An investment in the Trust involves risks, including possible loss of principal. The Trust holds Bitcoin; however, an investment in the Trust is not a direct investment in Bitcoin. As a non-diversified and single industry fund, the value of the shares may fluctuate more than shares invested in a broader range of industries. Extreme volatility, regulatory changes, and exposure to digital asset exchanges may impact the value of Bitcoin, and consequently the value of the Trust.

Link: https://www.coindesk.com/business/2024/01/22/ftx-sold-about-1b-of-grayscales-bitcoin-etf-explaining-much-of-outflow-sources/

Now boarding: Investors in the world’s largest Bitcoin f

Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101.